Exhibit 99.1

ALPHA PRO TECH UPDATES STATUS OF ORDERS

OF THE COMPANY’S PROPRIETARY N-95 FACE MASK

IN RESPONSE TO CORONAVIRUS OUTBREAK

FOR IMMEDIATE RELEASE
Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona – February 27, 2020 – Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced an update to the status of orders booked for APT’s proprietary N-95 Particulate Respirator face mask. As previously reported, over the last month, APT has ramped up production of the company’s N-95 face mask, which is manufactured by APT in the United States with material sourced domestically, in response to a significant increase in customer demand resulting from the outbreak of the coronavirus (Covid-19).

APT has now booked approximately $14.1 million in orders for the company’s N-95 face mask since January 27, 2020, an increase of $3.6 million from the $10.4 million reported as of February 13, 2020, and demand for the product remains strong. As a result of the ramp up in production, the company now expects to fulfill approximately $4.0 million of the currently booked orders in the first quarter of 2020. During the second quarter of 2020, APT expects to fulfill the remainder of the $14.1 million in currently booked orders. Furthermore, APT also expects to fulfill anticipated additional new purchase orders during the second quarter. The company’s current ramp up plan is expected to be achieved by early May, which will enable the company to continue to fulfill current and expected future orders.

The Alpha Pro Tech N-95 Particulate Respirator face mask’s unique flat-fold design features a Positive Facial Lock® (PFL®) and meets the Centers for Disease Control and Prevention’s (CDC) and National Institute for Occupational Safety and Health’s (NIOSH) recommended protection levels for many airborne contaminants. The N-95 face mask filters at least 95% of airborne particles. The integrated Magic Arch® technology creates a comfortable breathing chamber within the N-95 face mask by holding it away from the wearer’s nose and mouth.

For more information on Alpha Pro Tech and the company’s NIOSH-approved N-95 Particulate Respirator face mask and other personal protective equipment products, visit Alpha Pro Tech’s website at www.alphaprotech.com.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to product demand, inventory levels, production plans and capacity, fulfillment schedules, estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.